		FHASI 2004-6 Group 1

		Classes
Tranche	Type	Face Amount	Coupon	WAL(yrs)	Delay	Group
1A1	Sen	144,080,000.00	5	3.49	24	1
1A2	Sen/Retail	35,901,000.00	5.5	11.76	24	1
1A3	Sup Sen/NAS	22,644,000.00	5.5	11.07	24	1
1A4	Sen Sup/Nas	555600	5.5	11.07	24	1
1A5	Sen/Flt	28,815,400.00	2.11	3.49	0	1
1A6	Sen/NTL/IFIO	28,815,400.00	5.89005	3.49	0	1
1A7	Sen/NTL	10,545,272.73	5.5	5.53	24	1
1IO	Strip IO	202,333,736.75	0.3003	5.67	24	1
1PO	Strip PO	1,903,964.16	0	5.56	24	1
AR	Res	100.00	5.75	0.07	24	1
SUB	Sub	6,120,622.84	5.75	10.34	24	1

Dates
First Payment Date:	25-Oct-04
Settlement Date:	30-Sep-04
Dated Date:	1-Sep-04

Pricing Speed
300% PSA

Floater Formulae
Tranche	Cap	Floor	Margin	Multiplier
1A6	7.650052056	5.20555E-05	7.650052	-1
1A5	8	0.35	0.35	1

libor1m	1.76

Notional Balances
Tranche	Formulae
1A7	0.0454545454545 *(1A1 + 1A2 + 1A3 + 1A4 + 1A5)
1A6	bal ( 1a5 )

Collateral
240,020,687.00	5.9575352
GWAC	6.207535154
WAM	359
AGE	1

Structure

1. Pay AR
2. Pay as follows:
During the first 60months 1A3, 1A4 , does not receive sched. or prepaid prin during the next 12mo 1A3, 1A4, receives 30% of( scheduled prin + their own prepays)
during the next 12mo 1A3, 1A4 , receives 40% of( scheduled prin + their own prepays)
during the next 12mo 1A3, 1A4, receives 60% of( scheduled prin + their own prepays)
during the next 12mo 1A3, 1A4, receives 80% of( scheduled prin + their own prepays)
during the next 12mo 1A3, 1A4, receives 100% of( scheduled prin + their own prepays)

a. Pay 1A1, 1A5, pro-rata
b. Pay 1A2
c. Pay 1A3, 1A4, pro-rata, to 0
3. Pay SUB 1

FHASI 2004-6 Group 2

Classes
Tranche	Type	Face Amount	Coupon	WAL(yrs)	Delay	Group
2PO	Strip PO	1,071,823.80	0	4.259547	24	2
2IO	Strip IO	200,691,435.75	0.371227	4.43365	24	2
SUB2	SUB	677,573.72	5	7.209008	24	2
2A1	Sen	40,282,873.00	5	4.2969	24	2

Dates
First Payment Date:	25-Oct-04
Settlement Date:	30-Sep-04
Dated Date:	1-Sep-04

Pricing Speed
300%	PSA

Collateral
42,032,270.52	5.1560957
GWAC	5.406095655
WAM	176
AGE	2

Structure

1. Pay 2A1
2. Pay SUB 2

FHASI 2004-6 SUBS

Classes
Tranche	Rating	Face Amount	Coupon	WAL(yrs	)	Delay	Group
B1	AA	3,470,000.00	5.638	9.876		24	1 2
B2	A	1,330,000.00	5.638	9.876		24	1 2
B3	BBB	800,000.00	5.638	9.876		24	1 2
B4	BB	400,000.00	5.638	9.876		24	1 2
B5	B	400,000.00	5.638	9.876		24	1 2
B6	NR	398,196.56	5.638	9.876		24	1 2